EXHIBIT 2.1

                             ANTI-DILUTION AGREEMENT

         This Anti-Dilution Agreement ("Agreement") is dated as of July ___, 2005 by and among CAPITAL SOLUTIONS I, INC., a Delaware corporation ("CSON" or the "Company"), on the one hand, and CHRISTOPHER ASTROM ("CA") and RICHARD ASTROM ("RA"), in their respective individual capacities, on the other.

                                   WITNESSETH:

WHEREAS, CA is the record and beneficial owner of 150,005,550 shares of common stock of CSON and RA is the record and beneficial owner of 250,000,000 shares of common stock of CSON;

WHEREAS, the interest of CA and RA together currently comprise 51.04% of the total issued and outstanding shares of common stock of CSON;

WHEREAS, CA and RA constitute the entire current board of directors of the Company and are the sole officers of the Company. As the board of directors and officers of the Company CA and RA have adopted an aggressive growth plan and are currently in negotiations for the acquisition of a petroleum business which would alter the business of CSON from a blank check to a fully operating business.

WHEREAS, CA, RA and CSON recognize that the success of any merger or acquisition will depend upon the attaining of corporate financing, including, but not limited to, private and public offerings of the Company's stock, which could result in further dilution to the CA and RA interest;

WHEREAS, CA and RA have been the directors and officers of the Company since 2001 and have provided valuable, time, effort and capital contributions and will continue to so provide;

WHEREAS, since 2001 the only compensation that CA or RA has received has been common stock with little or no liquidation value;

WHEREAS, as a material inducement for CA and RA to adopt an aggressive growth plan, engage in the time and expense of negotiating for mergers and acquisitions, and to seek corporate financing opportunities, CSON has agreed to the adoption of this Anti-Dilution Agreement.

         NOW THEREFORE, in consideration of the promises and representations of the parties herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                              ANTI-DILUTION RIGHTS

         1.1 Anti-Dilution Rights. As of the date hereof, the Company agrees to assure that CA and RA each shall have and maintain at all times, weighted average anti-dilution









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protection rights as to the total number of issued and outstanding shares of
Common Stock of the Company from time to time, at the rate of 51% as to them collectively. In the event that CSON issues any shares of Common Stock or any security convertible into or exchangeable for Common Stock to any person or entity, the Company agrees to undertake all necessary measures as may be necessary or expedient to accommodate its performance under this Agreement, including, without limitation, the amendment of its articles of incorporation to the extent necessary to provide for a sufficient number of shares of authorized Common Stock to be issued to CA and RA so as to maintain in each of CA and RA the minimum interest in the Common Stock of the Company consistent with this Agreement.

         1.2 Future Company Action. In the event, that CSON provides anti-dilution protection rights to any investor in the Company that are more favorable to such investor, in any respect, than the rights granted to CA and RA pursuant to Section 1.1 hereof, the Company hereby agrees to provide CA and RA with any and all such more favorable anti-dilution protection rights. All rights granted in this Article I are supplementary and additional to any other rights provided herein or at law.

         1.3 Calculation of Number of Shares of Common Stock. For purposes of the calculation the number of shares owned by CA and RA collectively, the number of shares owned by CA shall be included in the total number of shares owned by RA, and vice versa.

         1.4 Public Offering. In the event of a Public Offering (defined below), this Agreement shall terminate effective immediately prior to the effectiveness of the registration statement described below. For purposes of this Agreement, the term "Public Offering" means the effectiveness of a registration statement filed by CSON pursuant to the Securities Act of 1933, as amended (other than on Form S-4 or S-8 on any successor forms thereto), covering the offer and sale of common stock in an underwritten public offering in which the gross proceeds of the offering will equal or exceed $50,000,000 (calculated before deducting underwriters' discounts and commissions and other offering expenses).

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations and Warranties of CA and RA Each of CA and RA hereby represents and warrants to CSON as follows:

                  2.1.1 Authority. Each has the power and authority to execute and deliver this Agreement and to perform all of their obligations hereunder.

                  2.1.2 Validity. This Agreement constitutes the valid and legally binding agreement of each of them, enforceable against each in accordance with its terms, except that: enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) applicable equitable principles.










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                  2.1.3 Consents. The execution, delivery and performance by each of CA and RA do not require any consent that has not been received prior to the date hereof.

         2.2 Representations and Warranties of the Company. CSON hereby represents and warrants to each of CA and RA as follows:

                  3.2.1 Existence and Authority. The Company is a corporation duly organized under the laws of the State of Delaware, its charter with the State of Delaware is in good standing, and it has the requisite corporate power and authority to execute and deliver this Agreement and to perform all its obligations hereunder.

                  3.2.2 Validity. This Agreement constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that: enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) applicable equitable principles.

                  3.2.3 Consents. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not require any authorization or consent that has not been received as of or prior to the date hereof.


                                   ARTICLE III
                                  MISCELLANEOUS


         3.1 Entire Agreement. This Agreement sets forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained. No changes of or modifications or additions to this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto.

         3.2 Binding Effect; Assignment. This Agreement shall be binding upon the parties hereto, their beneficiaries, heirs and administrators. No party may assign or transfer its interests herein, or delegate its duties hereunder, without the written consent of the other party.

         3.3 Amendment. The parties hereby agree that no attempted amendment, modification, or change of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such amendment, modification or change.

         3.4 Counterparts. This Agreement and any amendments may be executed in one or more counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.









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         3.5 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the parties in any manner pertaining or related to this Agreement shall, to the extent permitted by law, be held in Palm Beach County, Florida.

         3.6 Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

         3.7 Litigation. If any party hereto is required to engage in litigation against any other party hereto, either as plaintiff or as defendant, in order to enforce or defend any of its, his or her rights under this Agreement, and such litigation results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred by the Prevailing Party in so enforcing or defending its, his or her rights hereunder, including, but not limited to, all attorneys' fees and paralegals' fees, and all court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above first written.

CAPITAL SOLUTIONS I, INC:



By:____________________________________
     Christopher Astrom, President


___________________________________
Christopher Astrom


___________________________________
Richard Astrom